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                                                                   EXHIBIT 10.21

                                 PROMISSORY NOTE

$300,000                                                      September 22, 2000
                                                               Chicago, Illinois

1. FOR VALUE RECEIVED, AccuMed International, Inc. ("Maker"), hereby promises to pay to the order of Ampersand Medical Corporation ("Payee"), the principal sum of THREE HUNDRED THOUSAND dollars ($300,000), at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

2. Interest shall accrue on the balance of principal from time to time unpaid under this Note prior to the Maturity Date (as hereinafter defined) at an annual rate equal to Prime plus 2.5% wherein Prime is defined as the rate of interest from time to time announced by LaS alle Bank National Association ("Bank") as its Prime Rate, which is not necessarily the Bank's lowest or most favorable rate of interest at any one time. Interest shall be computed on the basis of a year consisting of 360 days and shall be based on the actual number of days during the period for which interest is being charged.

3. Payments of principal and interest due under this Note are due on the earliest to occur of the following: (i) the signing of the Definitive Agreement as defined in that certain Confidential Term Sheet dated September 20, 2000 as described below; (ii) termination of the contemplated merger transaction as outlined in the Confidential Terms Sheet; and (iii) December 31, 2000.

4. This Promissory Note is executed in conjunction with the approval and execution by Maker and Payee of that certain Confidential Term Sheet dated September 20, 2000 wherein the parties have agreed to enter into a Definitive Agreement wherein the parties anticipate formalizing the terms and conditions of a merger of Maker and Payee. This Promissory Note evidences the initial funding discussed in paragraph five of the Confidential Term Sheet.

5. After the maturity of this Note, or during any period in which an Event of Default (as hereinafter defined) exists under this Note, Maker shall pay interest on the balance of principal remaining unpaid during any such period at an annual rate (the "Default Rate") equal to Prime plus 5%. The interest accruing under this paragraph shall be immediately due and payable by Maker to the holder of this Note on demand and shall be additional indebtedness, evidenced by this Note.

6. Maker reserves the privilege, without cost or penalty, to prepay all or any part of the principal balance of this Note at any time and from time to time upon seven (7) days prior written notice to Payee of its intention to do so.

7. All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note and second, to all other sums then due Payee hereunder.

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8. Except as otherwise provided in paragraph 4 herein, all payments of principal and interest hereunder shall be paid by check or in coin or currency and shall be made at the Payee's principal place of business. Payment made by check shall be deemed paid on the date Payee receives such check; provided, however, that if such check is subsequently returned to Payee unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the then applicable interest rate during such extension.

9. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

         (a) the failure by Maker to make payment of any principal or interest or any other amount due to Payee under this Note on the date when any such payment is due in accordance with the terms hereof or thereof;

         (b) the failure of Maker to provide Payee with the following on or before the execution of the Definitive Agreement:(i) a first perfected security interest in all of the assets of Maker;
               (ii) a prospective budget and cash flow covering operations for the six-month period subsequent to the date of the Definitive Agreement; (iii) an agreement by Maker to conduct its business in the normal and ordinary course, similar to that which it has pursued during the twelve month period prior to the signing of the Definitive Agreement; and (iv) the agreement of Maker's management and Board that any material expenditure of cash outside of the items included within the budget and cash flow provided in (ii) herein shall be subject to the approval of Payee's management, which approval shall not be unreasonably withheld;

          (c) the occurrence of a material adverse change in the operations or financial condition of Maker between the date of the Form l0-Q most recently filed prior to the date hereon on its behalf with the SEC and the date of the Definitive Agreement;

          (d) the failure of Maker to operate its business from the date hereof until the date of the Definitive Agreement in the same manner as theretofore operated in the ordinary course, except as may be otherwise approved in writing by Payee, such approval not to be unreasonably withheld; or

          (e) the failure of Maker to cease all activities in regard to the possible sale of Maker or its assets, business or property (other than in the ordinary course of business) to any party other than Payee.

10. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon, shall be and become immediately

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due and payable in full upon the occurrence of any Event of Default under this
Note. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note are cumulative and concurrent, and may be pursued singly, successively or together against Maker and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Maker promises and agrees to pay all costs of collection, including reasonable attorneys' fees and court costs.

11. Maker hereby (i) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; and (ii) waives any and all lack of diligence and delays in the enforcement of the payment hereof

12. This Promissory Note is currently unsecured. However, in the event that the Definitive Agreement outlined in paragraph 4 herein is not executed by the parties and the contemplated merger terminates, if Maker does not pay this Note in full as required herein, Payee shall have the option of setting off the amounts due it under this Note at any time with any and all payments then due or to become due in the future to Maker under paragraph 3.2 of the License Agreement between the parties dated September 4, 1998 as modified on June 9, 2000.

13. This Note evidences a business loan, which comes within the purview of
Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Maker agrees that the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et-seq.

14. Time is of the essence hereof

15. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

16. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Maker will be disbursed in Chicago, Illinois.

17. The obligations and liabilities of Maker under this Note shall be binding upon and enforceable against Maker and its successors and assigns. This Note shall inure to the benefit of and may be enforced by Payee, its successors and assigns.

18. In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this

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Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Payee shall not collect a rate of interest on the principal balance under this Note in excess of the maximum contract rate of interest permitted by applicable law. All interest found in excess of that rate of interest allowed and collected by Payee shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

    IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first written above.

                                                    ACCUMED INTERNATIONAL, INC.



                                                    By: _______________________

                                                    Title: ____________________